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                                                                    Exhibit 10.4

                               AGREEMENT BETWEEN
                     UNITED PAYORS & UNITED PROVIDERS, INC.
                                      AND
                              HEALTHEXTRAS, L.L.C.

     This Agreement is made this 23rd day of December, 1998 by and between United Payors & United Providers, Inc. ("UP&UP"), a Delaware Corporation, and HealthExtras, L.L.C. ("HE"), and shall be deemed effective as of January 1, 1999.

     Whereas, UP&UP has various administrative and technical capabilities that may be used to support HE operations, and

     Whereas, HE wishes to utilize UP&UP administrative and technical services in the development and operation of HE businesses;

     Now, Therefore, in consideration of the mutual agreements and covenants herein contained, UP&UP and HE agree as follows:

A.   GENERAL UNDERSTANDINGS
     ----------------------

     1. UP&UP has a full span of administrative and technical services ("Services") that include computer systems, infrastructure, telecommunications, employee benefits, finance, accounting, legal, marketing, claims processing, insurance analysis, human resources, client services and general business skills.

     2. HE, in order to avoid the fixed cost of acquiring administrative and technical services, shall utilize UP&UP's Services.

B.   APPROVALS
     ---------

     1. All administrative protocols and procedures developed by UP&UP for the support and administration of HE businesses shall only be utilized by UP&UP after receiving approval by HE.

     2. Any marketing and promotional materials developed by HE that references a business relationship with UP&UP may only be utilized by HE after receiving written approval by UP&UP that such marketing and promotional materials are acceptable to UP&UP.

     3. Any marketing and promotional materials developed by UP&UP that references a business relationship with HE may only be utilized by UP&UP after receiving written approval by HE that such marketing materials are acceptable to HE.
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C.   UP&UP RESPONSIBILITIES
     ----------------------

     1. UP&UP shall make available all appropriate staff ("Staff') as may be necessary to support HE business operations. These shall include the scope of services described in A. 1. above.

     2. UP&UP shall provide all administrative and facilities support ("Support") as may be necessary for Staff to meet their obligations under the terms of this Agreement. Such Support shall include, but shall not be limited to, office space, furniture and equipment, reproduction, phone (both voice and fax), and computing capabilities.

D.   COMPENSATION AND PAYMENT
     ------------------------

     1. UP&UP shall be reimbursed for all Services, Staff and Support provided to HE under the terms of this Agreement. Such reimbursement shall be calculated on a "cost" basis by UP&UP and be agreed to by HE.

E.   PAYMENTS AND AUDIT
     ------------------

     1. UP&UP shall invoice ("Invoice") HE on a quarterly basis for all Services, Staff and Support. Such Invoice shall list, by name, all UP&UP employees assigned to support HE under the terms of this Agreement and the accounting details supporting Services and Support provided by UP&UP.

     2. All reimbursement due UP&UP for Services, Staff and Support shall be payable within sixty (60) days after the end of each quarter.

     3. HE and its affiliated companies and/or its agents may audit all UP&UP source documents supporting the invoice for Services, Staff and Support.

F.   TERM
     ----

     1 . During the term of this Agreement HE may unilaterally terminate this Agreement at any time by providing UP&UP ninety (90) days written notice of such termination.

     2. This Agreement shall terminate on December 31, 2001. Any payments due UP&UP under the terms of this Agreement shall survive the termination of this Agreement.

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G.   NON-SOLICITATION
     ----------------

     1. During the term of this Agreement, and for a period of one year from the date of termination of this Agreement, HE shall not solicit, hire, contract with or otherwise utilize, or attempt to utilize UP&UP employees or consultants, unless otherwise mutually agreed upon .

     2. During the term of this Agreement, UP&UP shall not solicit, hire, contract with or otherwise utilize, or attempt to utilize, HE employees or consultants unless otherwise mutually agreed upon.

H.   CONFIDENTIALITY
     ---------------

     1. HE and UP&UP acknowledge that in fulfilling the responsibilities set forth in this Agreement, HE and UP&UP shall exchange confidential and proprietary information concerning business and financial affairs of HE and UP&UP, their subsidiaries and other affiliated companies. HE and UP&UP agree not to disclose any such information at any time, except as necessary to employees or agents of the parties or as required by law.

     2. HE and UP&UP agree that at any time, upon the request of the other, each will promptly return any and all written or magnetic media material containing, or reflecting, any confidential or proprietary business or financial information and will not retain any copies, extracts, or other reproductions in whole or in part of such material.

I.   ARBITRATION
     -----------

     1. HE and UP&UP shall attempt to resolve any controversy or claim arising out of, or relating to, this Agreement by mutual cooperation. Any controversy or claim arising out of, or relating to, this Agreement which cannot be settled by the mutual cooperation of the parties shall be settled by binding arbitration rendered by the American Arbitration Association standard commercial rules of arbitration.

     2. In all cases submitted to arbitration, HE and UP&UP agree to share equally the administrative fee, as well as the Arbitrator's fees, if any, unless otherwise assessed by the Arbitrator. The Arbitrator's fee shall be advanced by the initiating party subject to final apportionment by the Arbitrator in his or her award.

J.   INDEMNIFICATION
     ---------------

     1. HE shall indemnify and hold harmless UP&UP and its officers, employees, agents and affiliates against any and all claims, actions, expenses and liabilities

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          (including reasonable attorneys fees) related to any breach of HE's obligations unless the claim, action, expense or liability is found in a final judgement by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and solely of UP&UP's performance under this Agreement.

     2. UP&UP shall indemnify and hold harmless HE and its officers, employees, agents and affiliates against any and all claims, actions, expenses and liabilities (including reasonable attorneys fees) related to or arising from any breach of UP&UP's obligations unless the claim, action, expense or liability is found in a final judgement by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and solely of HE's performance under this Agreement.

K.   MODIFICATIONS
     -------------

     1. All amendments or modifications to this Agreement shall be mutually agreed to in writing by HE and UP&UP.

L.   GOVERNING LAW
     -------------

     1. This Agreement shall be governed in all respects by the laws of the State of Delaware.

M.   SEVERABILITY OF INVALID PROVISIONS
     ----------------------------------

     1. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any state or federal laws effective during this term, such provision shall be fully severable. The Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions shall remain in full force and effect despite such severance, unless this Agreement is terminated by either party in accordance with the terms of this Agreement, provided that the invalid provision is not material to the overall purpose and operation of this Agreement.

N.   WAIVER
     ------

     1. The waiver by HE or UP&UP of any breach of any provision of this Agreement or warranty or representation herein set forth shall not be construed as a waiver of any subsequent breach of the same or any other provision.

     2. The failure to exercise any right under this Agreement shall not operate as a waiver of such right. All rights and remedies provided for under this Agreement are cumulative.

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O.   HEADINGS
     --------

     1. The headings in this Agreement are for convenience of reference only and shall not be considered in construing the provisions hereof.

P.   ENTIRE AGREEMENT
     ----------------

     1. This Agreement contains all of the terms and conditions agreed upon by HE and UP&UP regarding the subject matter of this Agreement. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Agreement that are not expressly set forth in this Agreement are of no force and effect.

Q.   EMPLOYEES ON OTHER PARTY'S PREMISES
     -----------------------------------

     1 . The employees or authorized agents of HE and UP&UP shall comply with the other party's working rules and security regulations at such time as one party's employees may be on the premises of the other party.

R.   NOTICE OF DEFICIENCY
     --------------------

     1. If either HE or UP&UP, in the opinion of the other, fails to comply with one or more terms and conditions of this Agreement, the aggrieved party shall give written notice of deficiency to the other party. The party receiving such notice shall have thirty (30) days from the receipt thereof to remedy the deficiency in order to comply with the terms and conditions of this Agreement. In the event said default is not cured within the 30 day period, the non-defaulting party may terminate the Agreement immediately.

S.   NOTICES
     -------

     1. All notices provided by this Agreement shall be in writing and shall be sent by United States certified mail, postage prepaid, to the address of the other party which is set forth in this Agreement, or to such other address as the party shall designate in writing. Any notice shall be deemed to be effective upon mailing.

          If to HE, attention of:    David T. Blair
                                     Chief Financial Officer
                                     HealthExtras, L.L.C.
                                     2275 Research Boulevard
                                     Seventh Floor
                                     Rockville, MD 20850

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          If to UP&UP, attention of: Spiro Karadimas
                                     Vice President of Operations
                                     2275 Research Boulevard
                                     Sixth Floor
                                     Rockville, MD 20850

T.   BINDING ON SUCCESSORS
     ---------------------

     1. This Agreement shall be binding upon and inure to the benefit of HE and UP&UP and their respective successors and permitted assigns.

U.   ASSIGNMENT
     ----------

     1. This Agreement may not be assigned by either party without the prior written approval of the other party.

V.   INDEPENDENT RELATIONSHIP
     ------------------------

     1. None of the provisions of this Agreement are intended to create, nor shall be deemed or construed to create, any relationship between HE and UP&UP other than that of independent entities contracting with each other solely for the purposes of effecting the provisions of this Agreement.

     2. The parties to this Agreement, and their respective officers, directors, or employees, shall not be construed to be joint ventures, or the agent, employee, or representative of the other, except as specifically provided in this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

HE:                     HEALTHEXTRAS, L.L.C.


December 23, 1998        By:  David T. Blair
-----------------             -------------------------------
Date                     Signature:  /s/ David T. Blair
                                     ------------------------
                         Title: Chief Financial Officer
                                -----------------------------


UP&UP :                  UNITED PAYORS & UNITED PROVIDERS, INC.


December 23, 1998        By:  Spiro Karadimas
-----------------             -------------------------------
Date:                    Signature:  /s/ Spiro Karadimas
                                     ------------------------
                         Title: Vice President of Operation
                                -----------------------------

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